UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of Principal Executive Offices)

(847) 446-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2018, Stepan Company (“Stepan”) entered into a Credit Agreement among Stepan, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Chase Bank, N.A. and Merrill Lynch Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners (the “Credit Agreement”). The Credit Agreement provides for a $350.0 million multi-currency revolving credit facility, which matures on January 30, 2023. Under this five-year committed facility, Stepan may draw as needed to finance working capital needs, permitted acquisitions and capital expenditures and for general corporate purposes. This new facility replaces Stepan’s $125.0 million multi-currency revolving credit agreement dated as of July 10, 2014.

Loans under the Credit Agreement may be incurred, at the discretion of Stepan, with terms to maturity of up to six months. Stepan may choose from two interest rate options: (1) LIBOR applicable to each currency plus spreads ranging from 1.25 percent to 1.875 percent, depending on Stepan’s net leverage ratio, or (2) the prime rate plus 0.25 percent to 0.875 percent, depending on Stepan’s net leverage ratio. The Credit Agreement requires Stepan to pay a commitment fee ranging from 0.15 percent to 0.325 percent per annum, which also depends on Stepan’s net leverage ratio. The Credit Agreement requires the maintenance of certain interest coverage and leverage financial ratios and compliance with certain other covenants, including limitations on restricted payments, indebtedness and liens. The Credit Agreement includes customary events of default, including failure to pay principal or interest when due, failure to comply with the financial and operational covenants, non-compliance with the other loan documents, the occurrence of a change of control event, and bankruptcy and other insolvency events.

The Company is a party to (i) a Note Purchase Agreement dated as of September 29, 2005 (as amended, the “2005 NPA”), pursuant to which the Company has issued (a) $40,000,000 in aggregate principal amount of its 5.69% Series 2005-A Senior Notes due November 1, 2018, (b) $40,000,000 in aggregate principal amount of its 5.88% Series 2010-A Senior Notes due June 1, 2022, and (c) $65,000,000 in aggregate principal amount of its 4.86% Series 2011-A Senior Notes due November 1, 2023, (ii) a Note Purchase Agreement dated as of June 27, 2013 (the “2013 NPA”), pursuant to which the Company has issued $100,000,000 in aggregate principal amount of its 3.86% Senior Notes due June 27, 2025, and (iii) a Note Purchase Agreement dated as of July 10, 2015 (the “2015 NPA”), pursuant to which the Company has issued $100,000,000 in aggregate principal amount of its 3.95% Senior Notes due July 10, 2027.

The Company has entered into amendments to the 2005 NPA, the 2013 NPA and the 2015 NPA dated as of January 30, 2018 (together, the “2018 NPA Amendments”) to replace the existing financial covenants contained therein with a maximum net leverage ratio covenant and an interest coverage ratio covenant on substantially the same terms as the corresponding covenants contained in the Credit Agreement, conform certain defined terms used in connection with such financial covenants with the definitions contained in the Credit Agreement and eliminate the concept of restricted and unrestricted subsidiaries.

The foregoing descriptions of the Credit Agreement and the 2018 NPA Amendments are qualified in their entirety by reference to the Credit Agreement and each of the 2018 NPA Amendments, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 30, 2018, among Stepan Company, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Chase Bank, N.A. and Merrill Lynch Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

10.2	Third Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of September 29, 2005 among Stepan Company and the noteholders party thereto.

10.3	First Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of June 27, 2013 among Stepan Company and the noteholders party thereto.

10.4	First Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of July 10, 2015 among Stepan Company and the noteholders party thereto.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 30, 2018, among Stepan Company, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Chase Bank, N.A. and Merrill Lynch Pierce Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

10.2	Third Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of September 29, 2005 among Stepan Company and the noteholders party thereto.

10.3	First Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of June 27, 2013 among Stepan Company and the noteholders party thereto.

10.4	First Amendment, dated as of January 30, 2018, to the Note Purchase Agreement dated as of July 10, 2015 among Stepan Company and the noteholders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: February 2, 2018	By:	/s/ Jennifer Ansbro Hale
	Name:	Jennifer Ansbro Hale
	Title	Vice President, General Counsel, Chief Compliance Officer and Secretary